Exhibit 4.11

411 108th Ave NE, Suite 1400• Bellevue, Washington 98004 • Telephone 425. 372.3200 • Facsimile 425. 372.3800	P Amy Reischauer Associate General Counsel & Assistant Secretary 425-372-3511 telephone 425-372-3801 facsimile

March 15, 2011

Via Fax to 201-680-4616 or 4617

Mellon Investor Services

DWAC Department

Ridgefield Park, New Jersey

Re:	DWAC Issuance of Stock Pursuant to Restricted Stock Unit Release(s) – Control No. 10-041

You are hereby authorized to issue and deliver via DWAC shares of the Common Stock of drugstore.com, inc. (the “Company”) as indicated below, pursuant to release(s) of restricted stock units under a Company stock equity plan:

Equity Plan Issued Under:	2008 Equity Incentive Plan
Issue to:	ETRADE Securities
Date of Issuance:	October 4, 2010
Total Number of Shares Issued	53,151 shares
Address:	4005 Windward Plaza Dr Alpharetta GA 30005
Taxpayer Identification Number:	77-0054242
Legend:	None
Broker Name:	ETRADE Securities
Broker Phone:	1-888-680-2132
Special Handling:	None

Should you have any questions, please contact me as indicated above.

Regards,

P. Amy Reischauer